THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                             SENIOR CONVERTIBLE NOTE

Issuance Date:  August 14, 2007         Principal: U.S. $

         FOR VALUE RECEIVED, Delta Financial Corporation, a Delaware corporation
(the "Company"), hereby promises to pay to the order of              or its
registered assigns ("Holder") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the Interest Rate (as defined below), from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date or the Maturity Date (each, as defined herein), acceleration, conversion, exchange, redemption or otherwise (in each case in accordance with the terms hereof). For avoidance of doubt, any Principal that comprises a portion of the Conversion Amount pursuant to Section 3(b) in connection with any conversion of this Note pursuant to Section 3(a) (a "Principal Conversion Amount") shall reduce the outstanding Principal of this Note. This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Convertible Notes issued on the Issuance Date pursuant to the Purchase Agreement (as defined below) (collectively, the "Notes" and such other Notes, the "Other Notes"). Certain capitalized terms used herein are defined below.

         1. PAYMENTS OF PRINCIPAL. If any Principal remains outstanding on the Maturity Date (as defined herein), then the Holder shall surrender this Note to the Company and the Company shall pay to the Holder in cash an amount equal to any outstanding Principal, accrued and unpaid Interest. The "Maturity Date" shall be the first anniversary of the Issuance Date.

         2. INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable during the period beginning on the Issuance Date and ending on, and including, the Maturity Date, on February 14 and August 14 of each year, commencing February 14, 2008 (each, an "Interest Date"). Interest shall be payable on each Interest Date, to the record holder of this Note on the fifth Business Day prior to the applicable Interest Date, in cash.

         3. CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 3.

                  (a) AUTOMATIC CONVERSION. Upon notice from the Company to the Holder that the Company's stockholders provided all necessary approvals (the "Stockholder Approval") for the issuance of Common Stock as provided in this
Note in the manner required by Section 203 of the Delaware General Corporation Law and the applicable shareholder approval requirements pursuant to the rules of the Nasdaq Global Market ("Nasdaq", and such date, the "Conversion Date"), this Note shall automatically convert (the "Automatic Conversion") into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below) then in effect. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of this Note; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Common Stock to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Common Stock issued upon conversion.

                  (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of this Note pursuant to Section 3(a) shall be determined by dividing (x) the principal amount of this Note by (y) $5.00 (subject to adjustment in accordance with Section 6 and 7 below, the "Conversion Price").

                  (c) MECHANICS OF CONVERSION.

                           (i) On or before the third Business Day following the
Automatic Conversion (the "Share Delivery Date"), the Company shall issue and deliver to the Holder, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                           (ii) SURRENDER. Following the issuance of the Common
Stock issuable hereunder, the Holder shall return this Note to the Company, or furnish evidence of its destruction.

                           (iii) HOLDER STATUS. Except as specifically provided
in this Note, the Holder shall not be entitled to any rights relating to the Common Stock issuable upon conversion of the Notes until the Holder has converted this Note into Common Stock.

         4. OPTIONAL REDEMPTION. If the Company does not distribute a definitive proxy statement to obtain the Stockholder Approval within 90 days after the Issuance Date, or obtain the Stockholder Approval within 120 days after the Issuance Date, then in either case, the Holder shall have the right, upon written notice (the "Redemption Notice") to the Company, to require the Company to redeem the outstanding principal amount of this Note, together with accrued interest through the redemption date (the "Redemption Price"). Such redemption shall occur on or prior to the 10th business day after the Company's receipt of the Redemption Notice. Upon the Holder's receipt of the Redemption Price, the Holder shall return this Note to the Company, or furnish to the Company evidence of its destruction.

         5. RIGHTS UPON EVENT OF DEFAULT.

                  (a) EVENT OF DEFAULT. Each of the following events shall constitute an "Event of Default":

                           (i) the Company's failure to pay to the Holder any
amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder), except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least five Business Days;

                           (ii) the Company pursuant to or within the meaning of
Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

                           (iii) a court of competent jurisdiction enters an
order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or (C) orders the liquidation of the Company;

                           (iv) any breach or failure in any material respect to
comply with Section 3 of this Note;

                           (v) any failure by the Company to observe or perform
any other material covenant, obligation, condition or agreement contained in
Section 4 of the

Purchase Agreement and (x) such failure shall continue for 15 days after the Company receives notice thereof from any Holder, or (y) if such failure is not curable within such 15-day period, but is reasonably capable of cure the Company shall not have commenced a cure in good faith and with diligent efforts within the initial 15-day period or at any time thereafter ceases to use commercially practicable efforts to effect such cure; and

                           (vi) any representation, warranty, certificate, or
other statement (financial or otherwise) made or furnished by or on behalf of the Company to Holder pursuant to Section 4 of the Purchase Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

                  (b) REMEDIES. Upon the occurrence of an Event of Default referred to in either clause (ii) or (iii) of Section 5(a) above, the principal amount and accrued but unpaid interest then outstanding of this Note shall become immediately due and payable without other or further presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of any other Event of Default referred to in Section 5(a) above, the principal amount and accrued but unpaid interest then outstanding of this Note shall, upon written notice to the Company from the Holder, become immediately due and payable without other or further presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

         6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

                  (a) COMPANY PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Company Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Company Purchase Rights, the aggregate Company Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Company Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Company Purchase Rights; provided, that such acquisition of shares shall be made in escrow, and shall only become effective and released from escrow upon the occurrence of an Automatic Conversion, and if this Note should be repaid on or prior to an Automatic Conversion, then such acquisition shall be rescinded and any proceeds placed in escrow (together with the income thereon) shall be returned to the Holder and the stock, warrants or other securities placed in escrow by the Company shall be returned to the Company.

                  (b) OTHER CORPORATE EVENTS. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this
Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

         7. ADJUSTMENT OF FIXED CONVERSION PRICE.

                  (a) ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (b) OTHER CONSIDERATIONS. All calculations under this Section shall be made by the Company in good faith

                  (c) NOTICE. Upon any adjustment of the Conversion Price pursuant to this Section 6, the Company shall deliver written notice to the Holder describing in detail the calculation of such adjustment and the new Conversion Price.

         8. NO RIGHT TO PREPAY THE NOTE. The Company shall not have any right to voluntarily prepay this Note prior to the Maturity Date without the prior written consent of the Holder.

         9. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note.

         10. Reservation of Authorized Shares.

                  (a) RESERVATION. The Company shall at all times reserve out of its authorized and unissued Common Stock a number of shares of Common Stock issuable upon conversion of this Note from time to time.

         11. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

         12. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject to the provisions of the Purchase Agreement, dated August 13, 2007.

         13. REISSUANCE OF THIS NOTE.

                  (a) TRANSFER. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with paragraph (d) below), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with paragraph (d) below) to the Holder representing the outstanding Principal not being transferred.

                  (b) LOST, STOLEN OR MUTILATED NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company, which undertaking shall be reasonably satisfactory to the Company, and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with paragraph
(d) below) representing the outstanding Principal.

                  (c) NOTE EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with paragraph (d) below representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

                  (d) ISSUANCE OF NEW NOTES. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to this Section, the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent the proportionate amount of accrued Interest on this Note that correspond to the Principal of the new Notes, from the Issuance Date.

         14. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company agrees to pay to Holder (a) all reasonable costs and expenses incurred by the holder hereof in collecting this Note, whether through judicial, probate, bankruptcy or receivership proceedings or otherwise, and (b) reasonable attorneys' fees and expenses when and if this Note is placed in the hands of an attorney for collection or if it is collected through judicial, probate, bankruptcy, or receivership proceedings.

         15. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

         16. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         17. NOTICES; PAYMENTS.

                  (a) NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Purchase Agreement described above. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                  (b) PAYMENTS. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

         18. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

         19. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         20. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

         21. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

                  (a) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  (b) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

                  (c) "Interest Rate" means 6% from the Issuance Date until 90 days thereafter, and then 12% until the Maturity Date.

                  (d) "Issuance Date" means August 14, 2007.

                  (e) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  (f) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                  (g) "Purchase Agreement" means that certain purchase agreement between the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

                  (h) "SEC" means the United States Securities and Exchange Commission.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.


                                        DELTA FINANCIAL CORPORATION


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title: